UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2007
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     At the annual meeting of stockholders, or Annual Meeting, of Onyx Pharmaceuticals, Inc., or Onyx, held on May 25, 2007, the stockholders approved an amendment to Onyx’s 2005 Equity Incentive Plan, or the Incentive Plan, to increase the number of authorized shares available for issuance under the Incentive Plan by 1,600,000 shares. Additionally, at the Annual Meeting, the stockholders approved an amendment to Onyx’s Employee Stock Purchase Plan, or the ESPP, to increase the number of authorized shares available for issuance under the ESPP by 500,000 shares.
     On May 25, 2007, the Board of Directors of Onyx, or the Board, approved additional modifications to the Incentive Plan to make minor technical changes, clarify definitions and terminology, clarify anti-dilution provisions in the event of a subsequent stock split and clarify the types of awards that may be granted by a committee comprised of officer(s) under Delaware law. In addition, on May 25, 2007, the Board approved additional revisions to the ESPP to clarify anti-dilution provisions in the event of a subsequent stock split.
     The description of the Incentive Plan above is qualified in its entirety by reference to the copy of the Incentive Plan attached hereto as Exhibit 10.13 and incorporated herein by reference. The description of the ESPP above is qualified in its entirety by reference to the copy of the ESPP attached hereto as Exhibit 10.7 and incorporated herein by reference.
ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On May 25, 2007, the Board amended and restated Onyx’s bylaws to amend Sections 34 and 36 of the bylaws to permit the use of uncertificated shares in order to allow Onyx to participate in a direct registration system by January 1, 2008 as required by NASDAQ. This description of the bylaws above is qualified in its entirety by reference to the copy of the bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)

Exhibit Number	Description
3.2	Bylaws of Onyx

10.7+	1996 Employee Stock Purchase Plan

10.13+	2005 Equity Incentive Plan

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2007	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	Bylaws of Onyx

10.7+	1996 Employee Stock Purchase Plan

10.13+	2005 Equity Incentive Plan

+	Indicates management contract or compensatory plan or arrangement.